SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON DC  20549

                                  FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                         Date of Report: October 25, 2001
                        ---------------------------------
                        (Date of earliest event reported)




                            VEREX LABORATORIES, INC.
              -----------------------------------------------------
              (Exact Name of Registrant as Specified in its Charter




           Colorado                  0-11232                 84-0580695
    ------------------------    ---------------------    -------------------
    (State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                          Identification No.)




         14 Inverness  Drive East, D-100, Englewood, Colorado 80112
         ----------------------------------------------------------
           (Address and Zip Code of Principal Executive Offices)




      Registrant's telephone number including area code: (303) 799-4499
                                                         --------------


                              (Not Applicable)
        ------------------------------------------------------------
        Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On October 23, 2001, PR Pharmaceuticals, Inc., the majority shareholder of the Company, filed a complaint in the District Court for Larimer County, Colorado against Mr. James Petre and Dr. James Dunn, two of the Directors of the Company. The complaint alleges that Dr. Dunn and Mr. Petre fraudulently misrepresented material facts in order to induce PR Pharmaceuticals to purchase the shares of Verex Laboratories, Inc. from its then majority shareholders. Mr. Petre and Dr. Dunn were terminated as employees of PR Pharmaceuticals, Inc. on October 25, 2001. As of the date of this report, both Mr. Petre and Dr. Dunn continue as members of the board of directors of Verex Laboratories, Inc.

     On October 28, 2001, the State of Colorado, Central Collection Service, as agent for the University of Colorado Medical School, filed a lawsuit against the Company in the District Court for the City and County of Denver, Colorado, seeking payment for clinical drug study services allegedly provided at the request of the Company. Services mentioned in the complaint were performed before the acquisition of any of the Company's stock by PR Pharmaceuticals, Inc. The complaint seeks money damages of $146,761.85, including accrued interest of $29,543.91. The Company is currently investigating this claim and has not yet filed an answer to the complaint. The ultimate outcome of the complaint has not been determined.

     As a result of the foregoing, the Company has been unable to complete its financial statements or its Annual Report on Form 10-K for the year ended June 30, 2001.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 VEREX LABORATORIES, INC.



                                 By:  /s/ Patrick Bols
Date: November 2, 2001                ---------------------------------
                                      Patrick Bols, President











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